Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2012 FINANCIAL RESULTS

ITASCA, IL, October 30, 2012 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and nine-month period ended September 30, 2012. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“Our third quarter was another strong quarter,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our combined Brokerage and Risk Management segments posted 12% growth in adjusted total revenues, 4.2% organic growth in base commission and fee revenues and 18% growth in adjusted EBITDAC and we improved adjusted EBITDAC margins by 121 basis points.”

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Our Brokerage segment had another excellent quarter. Adjusted total revenues were up 14%, base organic commission and fee revenues grew 4.0%, adjusted EBITDAC was up 20%, adjusted EBITDAC margins were up 141 basis points and adjusted diluted net earnings per share increased 8%. We also completed another 11 acquisitions with annualized revenues of $56.6 million and our pipeline remains strong.

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Our Risk Management segment also had a solid quarter. Excluding the New Zealand earthquake claim-settling unit which has nearly wrapped up operations, adjusted total revenues were up 5%, base organic fees were up 5.0%, adjusted EBITDAC was up 6% and we hit our targeted adjusted EBITDAC margin of 16% while making our planned client-centric investments.

“The rate environment continues to improve and portions of the economy continue to show improvement. More than ever, our clients rely on us to navigate through the changing and more complex risk environment, and our client-focused professionals are delivering every day.”

The following provides non-GAAP information that management believes is helpful when comparing 2012 revenues, EBITDAC and diluted net earnings (loss) per share with the same periods in 2011:

Quarter Ended September 30

							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	3rd Q 12	3rd Q 11	Chg	3rd Q 12	3rd Q 11	Chg	3rd Q 12	3rd Q 11	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$479.0	$421.1	14%	$122.0	$101.3	20%	$0.43	$0.40	8%
Gains on book sales	0.7	0.8		0.7	0.8		—	—
Heath Lambert integration	—	—		(4.2)	(5.5)		(0.02)	(0.03)
Workforce & lease termination	—	—		(1.1)	(0.3)		(0.01)	—
Acquisition related adjustments	—	—		—	(0.6)		—	0.03
Effective income tax rate impact	—	—		—	—		—	0.01

Brokerage, as reported	479.7	421.9		117.4	95.7		0.40	0.41

Risk Management, as adjusted	140.3	133.2	5%	22.6	21.4	6%	0.09	0.09	0%
New Zealand earthquake claims administration	1.9	5.8		0.3	1.4		—	0.01
GAB Robins integration	—	—		—	(4.1)		—	(0.02)
Workforce & lease termination	—	—		(0.1)	(1.0)		—	(0.01)

Risk Management, as reported	142.2	139.0		22.8	17.7		0.09	0.07

Total Brokerage & Risk Management, as reported	621.9	560.9		140.2	113.4		0.49	0.48
Corporate, as reported	28.5	1.9		(13.0)	(7.0)		0.01	(0.07)

Total Company, as reported	$650.4	$562.8		$127.2	$106.4		$0.50	$0.41

Total Brokerage & Risk Management, as adjusted	$619.3	$554.3	12%	$144.6	$122.7	18%	$0.52	$0.49	6%

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Nine Months Ended September 30

							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	9 Mths 12	9 Mths 11	Chg	9 Mths 12	9 Mths 11	Chg	9 Mths 12	9 Mths 11	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$1,337.1	$1,138.7	17%	$309.8	$253.9	22%	$1.07	$0.97	10%
Gains on book sales	1.4	4.4		1.4	4.4		0.01	0.02
Heath Lambert integration	—	—		(12.3)	(8.5)		(0.06)	(0.04)
Workforce & lease termination	—	—		(4.7)	(2.2)		(0.02)	(0.01)
Acquisition related adjustments	—	—		—	(6.4)		0.03	0.03

Brokerage, as reported	1,338.5	1,143.1		294.2	241.2		1.03	0.97

Risk Management, as adjusted	419.3	389.6	8%	67.3	59.8	13%	0.27	0.26	4%
New Zealand earthquake claims administration	7.6	13.5		1.5	3.6		0.01	0.02
GAB Robins integration	—	—		—	(11.3)		—	(0.06)
Workforce & lease termination	—	—		(0.1)	(5.2)		—	(0.03)

Risk Management, as reported	426.9	403.1		68.7	46.9		0.28	0.19

Total Brokerage & Risk Management, as reported	1,765.4	1,546.2		362.9	288.1		1.31	1.16
Corporate, as reported	81.7	10.1		(26.2)	(22.0)		0.02	(0.23)

Total Company, as reported	$1,847.1	$1,556.3		$336.7	$266.1		$1.33	$0.93

Total Brokerage & Risk Management, as adjusted	$1,756.4	$1,528.3	15%	$377.1	$313.7	20%	$1.34	$1.23	9%

Brokerage Segment Third Quarter Highlights—The following tables provide non-GAAP information that management believes is helpful when comparing certain 2012 financial information with the same periods in 2011 (in millions):

Organic Revenues (Non-GAAP)	3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Base Commissions and Fees
Commissions as reported	$346.0	$308.0	$962.7	$829.7
Fees as reported	106.8	86.8	281.4	227.7
Less commissions and fees from acquisitions	(45.0)	—	(153.7)	—
Less disposed of operations	—	(1.5)	—	(7.2)
Levelized foreign currency translation	—	(1.0)	—	(3.0)

Organic base commissions and fees	$407.8	$392.3	$1,090.4	$1,047.2

Organic change in base commissions and fees	4.0%	2.2%	4.1%	2.0%

Supplemental Commissions
Supplemental commissions as reported	$16.6	$14.5	$50.3	$42.0
Less supplemental commissions from acquisitions	(2.8)	—	(8.3)	—
Less disposed of operations	—	(0.1)	—	(0.5)

Organic supplemental commissions	$13.8	$14.4	$42.0	$41.5

Organic change in supplemental commissions	-4.2%	13.7%	1.2%	12.9%

Contingent Commissions
Contingent commissions as reported	$7.7	$9.9	$37.0	$34.6
Less contingent commissions from acquisitions	(1.3)	—	(4.7)	—

Organic contingent commissions	$6.4	$9.9	$32.3	$34.6

Organic change in contingent commissions	-35.4%	0.0%	-6.7%	-7.1%

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Brokerage Segment Third Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Reported amounts		$282.7	$251.9	$814.7	$701.1
Heath Lambert integration		(2.3)	(3.3)	(7.1)	(4.5)
Earnout related compensation charge		—	(0.6)	—	(6.4)
Workforce and lease termination related charges		(1.1)	(0.3)	(4.7)	(2.2)

Adjusted amounts		$279.3	$247.7	$802.9	$688.0

Adjusted ratios using adjusted revenues on pages 1 and 2	*	58.3%	58.8%	60.1%	60.4%

*	Adjusted third quarter compensation ratio was 0.5 pts lower than the same period in 2011. This ratio was primarily impacted by headcount controls of 1.6 pts, partially offset by increased incentive compensation of 1.1 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Reported amounts		$79.6	$74.3	$229.6	$200.8
Heath Lambert integration		(1.9)	(2.2)	(5.2)	(4.0)

Adjusted amounts		$77.7	$72.1	$224.4	$196.8

Adjusted ratios using adjusted revenues on pages 1 and 2	*	16.2%	17.1%	16.8%	17.3%

*	Adjusted third quarter operating expense ratio was 0.9 pts lower than the same period in 2011. This ratio was primarily impacted by rent savings of 0.6 pts and a reduction in travel and entertainment of 0.2 pts.

Adjusted EBITDAC (non-GAAP)		3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Total EBITDAC - see page 9 for computation		$117.4	$95.7	$294.2	$241.2

Gains from books of business sales		(0.7)	(0.8)	(1.4)	(4.4)
Heath Lambert integration		4.2	5.5	12.3	8.5
Earnout related compensation charge		—	0.6	—	6.4
Workforce and lease termination related charges		1.1	0.3	4.7	2.2

Adjusted EBITDAC		$122.0	$101.3	$309.8	$253.9

Adjusted EBITDAC change		20.4%	17.0%	22.0%	14.9%

Adjusted EBITDAC margin		25.5%	24.1%	23.2%	22.3%

Adjusted EBITDAC margin excluding Heath Lambert	*	26.0%	24.9%	23.6%	22.7%

*	Until the integration process is completed in 2013, we expect the Heath Lambert operations will reduce the overall Brokerage Segment adjusted EBITDAC margins.

The following is a summary of brokerage acquisition activity for 2012 and 2011:

	3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Shares issued for acquisitions and earnouts	2,950,000	424,000	7,322,000	2,392,000
Number of acquisitions closed	11	8	38	21
Annualized revenues acquired (in millions)	$56.6	$23.5	$155.5	$234.8

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Risk Management Segment Third Quarter Highlights—The following tables provide non-GAAP information that management believes is helpful when comparing certain 2012 financial information with the same periods in 2011 (in millions):

Organic Revenues (Non-GAAP)	3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Base domestic and international fees	$136.1	$129.5	$404.1	$378.5
Less fees from acquisitions	(0.3)	—	(1.3)	—
Levelized foreign currency translation	—	(0.1)	—	(0.8)

Organic base domestic and international fees	135.8	129.4	402.8	377.7

International performance bonus fees	3.4	3.0	12.9	9.1
New Zealand earthquake claims administration	1.9	5.8	7.6	13.5

Organic fees	$141.1	$138.2	$423.3	$400.3

Organic change in fees	2.1%	12.9%	5.8%	8.2%

Organic change in base domestic and international fees	5.0%	7.9%	6.7%	4.6%

Organic change in fees	5.3%		7.6%

Adjusted Compensation Expense and Ratio (non-GAAP)		3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Reported amounts		$86.0	$88.3	$256.3	$255.2

New Zealand earthquake claims administration		(1.0)	(3.7)	(4.7)	(8.2)
GAB Robins integration		—	(3.0)	—	(8.4)
Workforce and lease termination related charges		(0.1)	(1.0)	(0.1)	(3.5)

Adjusted amounts		$84.9	$80.6	$251.5	$235.1

Adjusted ratios using adjusted revenues on pages 1 and 2	*	60.5%	60.5%	60.0%	60.3%

*	Adjusted third quarter compensation ratio was flat compared to the same period in 2011. This ratio was primarily impacted by increased incentive compensation of 0.5 pts, partially offset by reductions in employee benefits of 0.4 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Reported amounts		$33.4	$33.0	$101.9	$101.0

New Zealand earthquake claims administration		(0.6)	(0.7)	(1.4)	(1.7)
GAB Robins integration		—	(1.1)	—	(2.9)
Workforce and lease termination related charges		—	—	—	(1.7)

Adjusted amounts		$32.8	$31.2	$100.5	$94.7

Adjusted ratios using adjusted revenues on pages 1 and 2	*	23.4%	23.4%	24.0%	24.3%

*	Adjusted third quarter operating expense ratio was flat compared to the same period in 2011. During third quarter 2012, a new product was introduced that is primarily outsourced and all related costs are reported as operating expenses. Excluding the impact of this product, the adjusted third quarter operating expense ratio would have been 1.3 pts lower than the same period in 2011 primarily due to decreased office expenses of 0.6 pts and reduced outside fees of 0.5 pts.

Adjusted EBITDAC (non-GAAP)	3rd Q 12	3rd Q 11	9 Mths 12	9 Mths 11
Total EBITDAC - see page 9 for computation	$22.8	$17.7	$68.7	$46.9

New Zealand earthquake claims administration	(0.3)	(1.4)	(1.5)	(3.6)
GAB Robins integration	—	4.1	—	11.3
Workforce and lease termination related charges	0.1	1.0	0.1	5.2

Adjusted EBITDAC	$22.6	$21.4	$67.3	$59.8

Adjusted EBITDAC change	5.6%	28.9%	12.5%	14.8%

Adjusted EBITDAC margin	16.1%	16.1%	16.1%	15.3%

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Corporate Segment Third Quarter Highlights—The following table provides non-GAAP information that management believes is helpful when comparing 2012 operating results for the Corporate Segment with the same periods in 2011 (in millions):

	2012			2011
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
3rd Quarter
Interest and banking costs	$(11.6)	$4.6	$(7.0)	$(11.1)	$4.4	$(6.7)
Clean energy investments	(6.2)	17.2	11.0	(2.9)	4.7	1.8
Acquisition costs	(1.5)	0.1	(1.4)	(1.2)	0.5	(0.7)
Corporate	(4.6)	3.0	(1.6)	(2.3)	(0.2)	(2.5)

	$(23.9)	$24.9	$1.0	$(17.5)	$9.4	$(8.1)

Nine Months
Interest and banking costs	$(34.5)	$13.7	$(20.8)	$(32.7)	$13.0	$(19.7)
Clean energy investments	(11.6)	43.2	31.6	(10.1)	11.5	1.4
Acquisition costs	(3.8)	0.6	(3.2)	(3.9)	1.0	(2.9)
Corporate	(8.9)	4.9	(4.0)	(6.1)	1.5	(4.6)

	$(58.8)	$62.4	$3.6	$(52.8)	$27.0	$(25.8)

Debt, interest and banking—At September 30, 2012, Gallagher had $725.0 million of long-term borrowings outstanding under four private placement agreements, which are due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were no borrowings outstanding under Gallagher’s line of credit facility at September 30, 2012.

Clean energy investments—Gallagher has investments in limited liability companies that own 29 clean coal production plants which produce refined coal using proprietary technologies owned by Chem-Mod. We believe these plants are qualified to receive refined coal tax credits under IRC Section 45. The fourteen plants which were placed in service prior to December 31, 2009 (which we refer to as the 2009 Era Plants) can receive tax credits through 2019 and the fifteen plants which were placed in service prior to December 31, 2011 (which we refer to as the 2011 Era Plants) can receive tax credits through 2021.

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2009 Era Plants—Twelve of the fourteen plants are operating under long-term production contracts. At September 30, 2012, Gallagher’s net carrying value of these investments was $8.1 million and collectively they could potentially generate approximately $4.3 million of net after-tax earnings per quarter through 2019. Gallagher is seeking long-term production contracts and co-investors for the other two plants. At September 30, 2012, Gallagher’s net carrying value of these two investments was $1.4 million. Gallagher cannot predict when these two plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

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2011 Era Plants—Five of the fifteen plants are operating under long-term production contracts. Gallagher’s carrying value of these investments at September 30, 2012 was $10.3 million and collectively they could potentially generate approximately $7.8 million of net after-tax earnings per quarter through 2021. Gallagher has signed long-term production contracts for two plants that may resume production prior to December 31, 2012. Gallagher’s carrying value of these two investments at September 30, 2012 was $3.5 million and collectively they could potentially generate approximately $3.7 million of net after-tax earnings per quarter through 2021 once production resumes. Gallagher has signed a long-term production agreement for one plant that may resume production in early 2013. Gallagher’s carrying value of this investment at September 30, 2012 was $0.7 million and it could potentially generate approximately $1.1 million of net after-tax earnings per quarter through 2021 once production resumes. Gallagher is in negotiations for long-term production agreements for three plants that may resume production in mid-2013. Gallagher’s carrying value of these three investments at September 30, 2012 was $2.0 million and collectively they could potentially generate approximately $3.7 million of net after-tax earnings per quarter through 2021 once production resumes. Gallagher has agreements in principle with co-investors for the sale of majority ownership interests in four plants. Gallagher is seeking long-term production contracts for the remaining four plants which had a carrying value of $2.7 million at September 30, 2012.

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For those 2009 and 2011 Era Plants that are not yet operating under long-term production contracts, we estimate that we will invest an additional $2.0 to $3.0 million per plant, net of co-investor funding, to connect and house each of these plants. We plan to sell majority ownership interests in such plants to co-investors and relinquish control of the plants, thereby becoming a non-controlling, minority investor.

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Corporate Segment Third Quarter Highlights (continued)

•	Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as clean energy plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could potentially generate for Gallagher approximately $2.5 million of net after-tax earnings per quarter.

•	Please note that all estimates set forth above regarding the potential future quarterly earnings impact of our clean energy investments are subject to significant risks, including those referred to below under “Information Regarding Forward-Looking Statements.”

Acquisition costs—Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate—Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 38% to 40% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarter ended September 30, 2012 and 2011 was 19.1% and 34.2%, respectively. Gallagher’s tax rate for third quarter 2012 was lower than the same period in 2011 and the statutory rate primarily due to the impact of IRC Section 45 tax credits earned in 2012.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, October 31, 2012 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 17 countries and offers client-service capabilities in more than 110 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding investment returns generated by Gallagher’s clean energy investments (which own commercial clean coal plants), our corporate income tax rate, the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, and the difficulties inherent in combining the cultures and systems of different companies could impact the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole; and

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Information Regarding Forward-Looking Statements (continued)

•	Uncertainties related to Gallagher’s IRC clean energy investments (which own commercial clean coal plants) – including uncertainties related to (i) political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward, (ii) maintenance of long-term permits needed to operate the plants, (iii) the ability to find new operating sites, if necessary, (iv) the ability to maintain and find co-investors, (v) utilities’ future use of, or demand for, coal, (vi) plant operational risks, including supply-chain risks, (vii) the potential for divergent business objectives by co-investors and other stakeholders, (viii) intellectual property risks, and (ix) environmental risks – all could impact Gallagher’s investment returns generated by its clean energy investments, or result in investment write-offs, and could also impact Gallagher’s future corporate tax rate.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, adjusted EBITDAC margin excluding Heath Lambert, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, organic revenue measures for each operating segment, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio and adjusted operating expense ratio. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation—Gallagher believes that the adjusted presentations of the 2012 and 2011 information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

•	Adjusted revenues, expenses and net earnings—Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude gains realized from sales of books of business, New Zealand earthquake claims administration, workforce related charges, lease termination related charges and acquisition related integration costs, as applicable. Acquisition related integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios—Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures—Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, adjusted EBITDAC margin excluding Heath Lambert, and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin, adjusted EBITDAC margin excluding Heath Lambert, and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC—Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin—Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC—Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, earnout related compensation charges, workforce related charges, lease termination related charges and acquisition related integration costs, as applicable.

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Information Regarding Non-GAAP Measures (continued)

•	Adjusted EBITDAC margin—Gallagher defines this measure as adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and New Zealand earthquake claims administration.

•	Adjusted EBITDAC margin excluding Heath Lambert—Gallagher defines this measure as adjusted EBITDAC further adjusted to exclude the EBITDAC associated with the acquired Heath Lambert operations divided by total revenues, as adjusted to exclude gains realized from sales of books of business, New Zealand earthquake claims administration and the revenues associated with the acquired Heath Lambert operations.

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments—Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, New Zealand earthquake claims administration, workforce related charges, lease termination related charges, acquisition related integration costs, adjustments to change in estimated acquisition earnout payables and effective income tax rate impact divided by diluted weighted average shares outstanding. The effective income tax rate impact represents the difference in income tax expense for tax amounts derived using the actual effective tax rate compared to tax amounts derived using a normalized effective tax rate.

Organic Revenues—Organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2012 foreign exchange rates to the same periods in 2011. For the Risk Management segment, organic change in base domestic and international fee revenues excludes international performance bonus fees and New Zealand earthquake claims administration to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2012 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures—This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 9), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 2 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses, adjusted EBITDAC margin and adjusted EBITDAC margin excluding Heath Lambert (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—3rd Qtr and 9 Months Ended September 30,

(Unaudited—in millions except per share, percentage and workforce data)

	3rd Q Ended Sept 30, 2012	3rd Q Ended Sept 30, 2011	9 Mths Ended Sept 30, 2012	9 Mths Ended Sept 30, 2011
Brokerage Segment
Commissions	$346.0	$308.0	$962.7	$829.7
Fees	106.8	86.8	281.4	227.7
Supplemental commissions (1)	16.6	14.5	50.3	42.0
Contingent commissions (1)	7.7	9.9	37.0	34.6
Investment income and gains realized on books of business sales	2.6	2.7	7.1	9.1

Revenues	479.7	421.9	1,338.5	1,143.1

Compensation	282.7	251.9	814.7	701.1
Operating	79.6	74.3	229.6	200.8
Depreciation	6.5	5.6	18.3	15.7
Amortization	25.2	19.4	71.1	52.9
Change in estimated acquisition earnout payables	3.7	(4.3)	1.0	(6.0)

Expenses	397.7	346.9	1,134.7	964.5

Earnings before income taxes	82.0	75.0	203.8	178.6
Provision for income taxes	32.4	28.5	79.5	70.3

Net earnings	$49.6	$46.5	$124.3	$108.3

EBITDAC
Net earnings	$49.6	$46.5	$124.3	$108.3
Provision for income taxes	32.4	28.5	79.5	70.3
Depreciation	6.5	5.6	18.3	15.7
Amortization	25.2	19.4	71.1	52.9
Change in estimated acquisition earnout payables	3.7	(4.3)	1.0	(6.0)

EBITDAC	$117.4	$95.7	$294.2	$241.2

	3rd Q Ended Sept 30, 2012	3rd Q Ended Sept 30, 2011	9 Mths Ended Sept 30, 2012	9 Mths Ended Sept 30, 2011
Risk Management Segment
Fees	$141.4	$138.3	$424.6	$401.1
Investment income	0.8	0.7	2.3	2.0

Revenues	142.2	139.0	426.9	403.1

Compensation	86.0	88.3	256.3	255.2
Operating	33.4	33.0	101.9	101.0
Depreciation	4.0	3.6	11.8	10.5
Amortization	0.6	0.6	2.0	1.8

Expenses	124.0	125.5	372.0	368.5

Earnings before income taxes	18.2	13.5	54.9	34.6
Provision for income taxes	7.1	5.2	21.3	13.5

Net earnings	$11.1	$8.3	$33.6	$21.1

EBITDAC
Net earnings	$11.1	$8.3	$33.6	$21.1
Provision for income taxes	7.1	5.2	21.3	13.5
Depreciation	4.0	3.6	11.8	10.5
Amortization	0.6	0.6	2.0	1.8

EBITDAC	$22.8	$17.7	$68.7	$46.9

	3rd Q Ended Sept 30, 2012	3rd Q Ended Sept 30, 2011	9 Mths Ended Sept 30, 2012	9 Mths Ended Sept 30, 2011
Corporate Segment
Revenues from consolidated clean coal facilities	$23.6	$0.7	$65.3	$10.6
Royalty income from clean coal licenses	7.6	1.2	19.1	1.7
Income (loss) from unconsolidated clean coal facilities	(2.8)	—	(4.1)	(2.3)
Other net revenues	0.1	—	1.4	0.1

Revenues	28.5	1.9	81.7	10.1

Cost of revenues from consolidated clean coal facilities	27.7	0.7	74.4	12.4
Compensation	5.2	5.0	11.4	8.8
Operating	8.6	3.2	22.1	10.9
Interest	10.7	10.3	32.1	30.4
Depreciation	0.2	0.2	0.5	0.4

Expenses	52.4	19.4	140.5	62.9

Loss before income taxes	(23.9)	(17.5)	(58.8)	(52.8)
Benefit for income taxes	(24.9)	(9.4)	(62.4)	(27.0)

Net earnings (loss)	$1.0	$(8.1)	$3.6	$(25.8)

EBITDAC
Net earnings (loss)	$1.0	$(8.1)	$3.6	$(25.8)
Benefit for income taxes	(24.9)	(9.4)	(62.4)	(27.0)
Interest	10.7	10.3	32.1	30.4
Depreciation	0.2	0.2	0.5	0.4

EBITDAC	$(13.0)	$(7.0)	$(26.2)	$(22.0)

See	“Information Regarding Non-GAAP Measures” on page 7 of 11 and notes to third quarter 2012 earnings release on page 11 of 11.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—3rd Qtr and 9 Months Ended September 30,

(Unaudited—in millions except share and per share data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
Total Company
Commissions	$346.0	$308.0	$962.7	$829.7
Fees	248.2	225.1	706.0	628.8
Supplemental commissions (1)	16.6	14.5	50.3	42.0
Contingent commissions (1)	7.7	9.9	37.0	34.6
Investment income and gains realized on books of business sales	3.4	3.4	9.4	11.1
Revenues from clean coal activities	28.4	1.9	80.3	10.0
Other net revenues—Corporate	0.1	—	1.4	0.1

Revenues	650.4	562.8	1,847.1	1,556.3

Compensation	373.9	345.2	1,082.4	965.1
Operating	121.6	110.5	353.6	312.7
Cost of revenues from clean coal activities	27.7	0.7	74.4	12.4
Interest	10.7	10.3	32.1	30.4
Depreciation	10.7	9.4	30.6	26.6
Amortization	25.8	20.0	73.1	54.7
Change in estimated acquisition earnout payables	3.7	(4.3)	1.0	(6.0)

Expenses	574.1	491.8	1,647.2	1,395.9

Earnings before income taxes	76.3	71.0	199.9	160.4
Provision for income taxes	14.6	24.3	38.4	56.8

Net earnings	$61.7	$46.7	$161.5	$103.6

Diluted net earnings per share	$0.50	$0.41	$1.33	$0.93

Dividends declared per share	$0.34	$0.33	$1.02	$0.99

EBITDAC
Net earnings	$61.7	$46.7	$161.5	$103.6
Provision for income taxes	14.6	24.3	38.4	56.8
Interest	10.7	10.3	32.1	30.4
Depreciation	10.7	9.4	30.6	26.6
Amortization	25.8	20.0	73.1	54.7
Change in estimated acquisition earnout payables	3.7	(4.3)	1.0	(6.0)

EBITDAC	$127.2	$106.4	$336.7	$266.1

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited—in millions except per share data)

	Sept 30, 2012	Dec 31, 2011
Cash and cash equivalents	$305.2	$291.2
Restricted cash	805.5	692.5
Premiums and fees receivable	1,031.7	1,027.1
Other current assets	182.5	188.6

Total current assets	2,324.9	2,199.4
Fixed assets—net	101.0	91.3
Deferred income taxes	240.9	240.2
Other noncurrent assets	245.9	235.8
Goodwill—net	1,373.9	1,155.3
Amortizable intangible assets—net	722.7	561.5

Total assets	$5,009.3	$4,483.5

Premiums payable to insurance and reinsurance companies	$1,703.6	$1,621.9
Accrued compensation and other accrued liabilities	285.1	304.1
Unearned fees	67.7	69.7
Other current liabilities	33.9	67.9
Corporate related borrowings—current	—	10.0

Total current liabilities	2,090.3	2,073.6
Corporate related borrowings—noncurrent	725.0	675.0
Other noncurrent liabilities	557.8	491.3

Total liabilities	3,373.1	3,239.9

Stockholders’ equity:
Common stock—issued and outstanding	124.4	114.7
Capital in excess of par value	1,017.9	693.2
Retained earnings	519.7	482.9
Accumulated other comprehensive loss	(25.8)	(47.2)

Total stockholders’ equity	1,636.2	1,243.6

Total liabilities and stockholders’ equity	$5,009.3	$4,483.5

See “Information Regarding Non-GAAP Measures” on page 7 of 11 and notes to third quarter 2012 earnings release on page 11 of 11.

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Arthur J. Gallagher & Co.

Other Information and Notes

(Unaudited—data is rounded where indicated)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
OTHER INFORMATION

Basic weighted average shares outstanding (000s)	123,052	112,632	119,711	110,983
Diluted weighted average shares outstanding (000s)	124,489	113,120	121,189	111,728
Common shares repurchased (000s)	—	2	62	38
Common shares issued for acquisitions and earnouts (000s)	2,950	424	7,322	2,392
Number of acquisitions closed	11	8	38	21
Annualized revenues acquired (in millions)	$56.6	$23.5	$155.5	$234.8
Workforce at end of period (includes acquisitions):
Brokerage			8,683	7,762
Risk Management			4,316	4,318
Total Company			13,308	12,324

Notes to Third Quarter 2012 Earnings Release

(1)	Reported supplemental commission revenues recognized in 2012, 2011 and 2010 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2012, 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation did not occur again in 2011 or 2012 and should not occur in 2013 or later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters. The reported and adjusted supplemental commissions for 2012, 2011 and 2010 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2012
Reported supplemental commissions	$17.1	$16.6	$16.6		$50.3
Reported contingent commissions	19.0	10.3	7.7		37.0

Reported supplemental and contingent commissions	$36.1	$26.9	$24.3		$87.3

2011
Reported supplemental commissions	$13.5	$14.0	$14.5	$14.0	$56.0
Reported contingent commissions	16.8	7.9	9.9	3.5	38.1

Reported supplemental and contingent commissions	$30.3	$21.9	$24.4	$17.5	$94.1

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

Contact: Marsha Akin

Director—Investor Relations

630-285-3501 or marsha_akin@ajg.com

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